www.aviatnetworks.com

Aviat Networks Announces Fiscal 2020 Third Quarter and Nine Months Financial Results

Company Reaffirms Prior Guidance and Remains on Track
to Deliver $11 - $12 Million of Adjusted EBITDA in FY20

AUSTIN, TX, May 12, 2020 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks,” “Aviat,” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2020 third quarter and nine months ended April 3, 2020.

Pete Smith, Aviat Networks’ President and Chief Executive Officer stated, “The COVID-19 pandemic has been unlike anything we have experienced before on a global basis. All of us at Aviat want to extend our appreciation to the first responders, healthcare professionals and all who have been on the frontline protecting our safety. I also want to extend my personal appreciation to the Aviat team, our suppliers and customers. As part of the Critical Workforce Infrastructure, it has been essential that we maintain our operations and deliver for customers; and we have.”

Smith continued, “Third quarter revenue was up 13.6%, gross margins grew by 570 basis points and Adjusted EBITDA improved by $4 million compared to the fiscal 2019 third quarter. We continue to drive meaningful growth in North America, which was up 30% and while our International revenue declined in the third quarter, the Latin America and APAC regions were up, and the declines in other reported regions lessened. Our balance sheet remains strong and our cash position improved over $1 million sequentially and by $7.3 million since the fiscal year began. Overall, when you look at our progress throughout the full fiscal year, with everything we have faced including contractor/manufacturer issues, management changes and the COVID-19 pandemic, we are pleased with our results and market position. We remain on track to meet our guidance and deliver between $11 and $12 million of Adjusted EBITDA this fiscal year, with our eyes set on both top- and bottom-line growth next fiscal year. There are a lot of changes underway now and more to come that should open up new revenue streams and drive profitability which in turn, should lead to increased shareholder value.”

Fiscal 2020 Third Quarter and Nine-Month Comparisons
The Company reported total revenues of $61.4 million for its fiscal 2020 third quarter, compared to $54.0 million in the comparable fiscal 2019 period, an increase of $7.3 million or 13.6%. North America revenue of $37.3 million increased by $8.7 million or 30.3%, compared to $28.6 million in the comparable fiscal 2019 period. International revenue of $24.1 million declined by $1.3 million or 5.2%, compared to $25.5 million in the comparable fiscal 2019 period. The decline in international revenue was anticipated given the current spending environment in Africa, as well as high order volumes in the APAC region in the prior fiscal year period. However, the Company reported a $1.9 million or 17.6% increase in revenue in the Latin America and Asia Pacific regions in the comparable fiscal third quarter period.

For the nine months ended April 3, 2020, the Company reported total revenues of $176.0 million, compared to $179.6 million in the comparable fiscal 2019 period, a decline of $3.6 million or 2.0%. North America revenue of $113.5 million increased by $19.8 million or 21.2%, compared to $93.7 million in the comparable fiscal 2019 period. International revenue of $62.5 million for the fiscal 2020 nine months ended declined by $23.5 million or 27.3%, compared to $86.0 million in the comparable fiscal 2019 period.

In the fiscal 2020 third quarter, the Company reported GAAP gross margin of 35.8% and non-GAAP gross margin of 35.9%. This compares to GAAP gross margin of 30.1% and non-GAAP gross margin of 30.2% in the comparable fiscal 2019 period, an increase of 570 basis points for both, respectively.

For the nine months ended April 3, 2020, the Company reported GAAP gross margin of 35.7% and non-GAAP gross margin of 35.8%. This compares to GAAP gross margin of 31.5% and non-GAAP gross margin of 31.6% in the comparable fiscal 2019 period, an improvement of 420 basis points for both, respectively.

GAAP total operating expenses for the fiscal 2020 third quarter were $20.7 million, compared to $18.8 million in the comparable fiscal 2019 period, an increase of $2.0 million or 10.5%. Non-GAAP total operating expenses, excluding the impact of restructuring charges and share-based compensation, for the fiscal 2020 third quarter were $19.7 million, compared to $17.9 million in the comparable fiscal 2019 period, an increase of $1.8 million or 10.1%. Non-GAAP operating expenses increased primarily related to payroll costs related to an extra calendar week in the third quarter of 2020, higher variable compensation and other legal-related costs, compared to the comparable fiscal 2019 period.

The Company reported GAAP total operating expenses for the fiscal 2020 nine-month period of $61.6 million, compared to $57.8 million in the comparable fiscal 2019 period, an increase of $3.8 million or 6.5%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the fiscal 2020 nine-month period were $58.2 million, compared to $55.3 million in the fiscal 2019 period, an increase of $3.0 million or 5.4%. Non-GAAP operating expenses increased primarily related to payroll costs related to an extra calendar week in the nine months of fiscal 2020, higher variable compensation and other legal-related costs, compared to the comparable fiscal 2019 period.

The Company reported GAAP operating income of $1.2 million for the fiscal 2020 third quarter, compared to a GAAP operating loss of $(2.5) million in the comparable fiscal 2019 period, a $3.7 million year-over-year improvement. On a non-GAAP basis, the Company reported operating income of $2.4 million for the fiscal 2020 third quarter, compared to a non-GAAP operating loss of $(1.6) million in the comparable fiscal 2019 period, a $3.9 million year-over-year improvement.

For the fiscal 2020 nine-month period, the Company reported $1.3 million in GAAP operating income, compared to a GAAP operating loss of $(1.1) million in the comparable fiscal 2019 period, a $2.4 million year-over-year improvement. On a non-GAAP basis, the Company reported operating income of $4.7 million for the fiscal 2020 nine-month period, compared to $1.5 million in the comparable fiscal 2019 period, a $3.3 million year-over-year improvement.

The Company reported GAAP net income of $0.7 million in the fiscal 2020 third quarter or GAAP net income per share of $0.13. This compared to a GAAP net income of $4.3 million or GAAP net income per share of $0.78 in the fiscal 2019 third quarter. On a non-GAAP basis, the Company reported net income of $2.2 million or a non-GAAP net income per share of $0.39, compared to a non-GAAP net loss of $(1.8) million or non-GAAP net loss per share of $(0.33) in the comparable fiscal 2019 period.

The Company reported GAAP net loss of $(0.9) million for the fiscal 2020 nine-month period or a GAAP net loss per share of $(0.16). This compared to GAAP net income of $5.9 million or a GAAP net income per share of $1.05 in the comparable fiscal 2019 period. On a non-GAAP basis, the Company reported net income of $4.1 million or a net income per share of $0.76, compared to non-GAAP net income of $0.6 million or $0.11 per share in the comparable fiscal 2019 period.

Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2020 third quarter was $3.5 million, compared to a loss of $(0.5) million in the comparable fiscal 2019 period, a year-over-year improvement of approximately $4.0 million. For the nine months ended April 3, 2020, the Company reported Adjusted EBITDA of $8.0 million, compared to $4.9 million in the comparable fiscal 2019 period, a year-over-year improvement of approximately $3.1 million.

The Company reported cash and cash equivalents as of April 3, 2020 of $39.2 million, compared to $31.9 million as of June 28, 2019, an increase of $7.3 million. Sequentially, cash and cash equivalents increased by approximately $1.1 million, compared to the fiscal 2020 second quarter ended December 27, 2019.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) today, May 12, 2020, to discuss its financial results for the fiscal 2020 third quarter. Speaking from management will be Pete Smith, President and Chief Executive Officer and Eric Chang, Chief Financial Officer. Following management's remarks, there will be a question and answer period.

To listen to the live conference call, please dial toll-free (US/CAN) 866-465-7577 or toll-free (INTL) 786-815-8431, conference ID: 8959516. We ask that you dial-in approximately 10 minutes prior to the start time. Additionally, participants are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call is completed at http://investors.aviatnetworks.com/events-and-presentations/events.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience. Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2020, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	the impact of COVID-19 on Aviat’s business, operations and cash flows;

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	Aviat’s ability to meet financial covenant requirements which could impact, among other things, its liquidity;

•	the timing of Aviat’s receipt of payment for products or services from its customers;

•	Aviat’s ability to meet projected new product development dates or anticipated cost reductions of new products;

•	Aviat’s suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of Aviat’s subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of Aviat’s key personnel;

•	Aviat’s ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	Aviat’s failure to protect its intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use Aviat’s net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the effects of current and future government regulations, including the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business;

•	the conduct of unethical business practices in developing countries;

•	the impact of political turmoil in countries where Aviat has significant business; and

•	Aviat’s ability to implement its stock repurchase program or that it will enhance long-term stockholder value.

For more information regarding the risks and uncertainties for Aviat’s business, see "Risk Factors" in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 27, 2019 as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Glenn Wiener / Tel: 212-786-6011 / Email: gwiener@GWCco.com
Keith Fanneron / Tel: 408-841-7128 / Email: keith.fanneron@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2020 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
Revenues:
Revenue from product sales	$40,930	$34,615	$111,676	$115,696
Revenue from services	20,449	19,422	64,314	63,933
Total revenues	61,379	54,037	175,990	179,629
Cost of revenues:
Cost of product sales	24,676	23,712	68,466	76,670
Cost of services	14,742	14,070	44,688	46,289
Total cost of revenues	39,418	37,782	113,154	122,959
Gross margin	21,961	16,255	62,836	56,670
Operating expenses:
Research and development expenses	4,875	5,350	15,069	15,603
Selling and administrative expenses	15,233	13,408	44,334	41,405
Restructuring charges	617	—	2,175	796
Total operating expenses	20,725	18,758	61,578	57,804
Operating income (loss)	1,236	(2,503)	1,258	(1,134)
Interest income	112	73	318	167
Interest expense	(19)	(7)	(23)	(88)
Other income, net	—	(1)	—	(1)
Income (loss) before income taxes	1,329	(2,438)	1,553	(1,056)
Provision for (benefit from) income taxes	598	(6,777)	2,439	(6,955)
Net income (loss)	$731	$4,339	$(886)	$5,899

Net income (loss) per share of common stock outstanding:
Basic	$0.14	$0.81	$(0.16)	$1.10
Diluted	$0.13	$0.78	$(0.16)	$1.05
Weighted-average shares outstanding:
Basic	5,395	5,381	5,390	5,382
Diluted	5,457	5,577	5,390	5,634

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2020 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	April 3, 2020	June 28, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$39,208	$31,946
Accounts receivable, net	48,148	51,937
Unbilled receivables	23,420	27,780
Inventories	14,190	8,573
Customer service inventories	1,264	936
Other current assets	11,164	4,825
Total current assets	137,394	125,997
Property, plant and equipment, net	17,602	17,255
Deferred income taxes	13,780	13,864
Right of use assets	4,608	—
Other assets	6,377	12,077
Total long-term assets	42,367	43,196
TOTAL ASSETS	$179,761	$169,193
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	38,434	35,605
Accrued expenses	23,170	22,555
Short-term lease liabilities	2,396	—
Advance payments and unearned revenue	21,485	13,962
Restructuring liabilities	1,538	1,089
Total current liabilities	96,023	82,211
Unearned revenue	8,210	9,662
Long-term lease liabilities	2,493	—
Other long-term liabilities	620	820
Reserve for uncertain tax positions	4,654	3,606
Deferred income taxes	818	1,378
Total liabilities	112,818	97,677
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	54	54
Additional paid-in-capital	813,986	815,196
Accumulated deficit	(731,884)	(730,998)
Accumulated other comprehensive loss	(15,213)	(12,736)
Total equity	66,943	71,516
TOTAL LIABILITIES AND EQUITY	$179,761	$169,193

AVIAT NETWORKS, INC.
Fiscal Year 2020 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income (loss), provision for or benefit from income taxes, net income, diluted net income per share, and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2020 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	April 3, 2020	% of Revenue	March 29, 2019	% of Revenue	April 3, 2020	% of Revenue	March 29, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$21,961	35.8%	$16,255	30.1%	$62,836	35.7%	$56,670	31.5%
WTM inventory write-down recovery	—		—		—		(90)
Share-based compensation	53		44		149		144
Non-GAAP gross margin	22,014	35.9%	16,299	30.2%	62,985	35.8%	56,724	31.6%

GAAP research and development expenses	$4,875	7.9%	$5,350	9.9%	$15,069	8.6%	$15,603	8.7%
Share-based compensation	(33)		(42)		(92)		(123)
Non-GAAP research and development expenses	4,842	7.9%	5,308	9.8%	14,977	8.5%	15,480	8.6%

GAAP selling and administrative expenses	$15,233	24.8%	$13,408	24.8%	$44,334	25.2%	$41,405	23.1%
Share-based compensation	(421)		(372)		(1,074)		(1,129)
Strategic alternative costs	—		(491)		—		(491)
Non-GAAP selling and administrative expenses	14,812	24.1%	12,545	23.2%	43,260	24.6%	39,785	22.1%

GAAP operating income (loss)	$1,236	2.0%	$(2,503)	(4.6)%	$1,258	0.7%	$(1,134)	(0.6)%
WTM inventory write-down recovery	—		—		—		(90)
Share-based compensation	507		458		1,315		1,396
Strategic alternative costs	—		491		—		491
Restructuring charges	617		—		2,175		796
Non-GAAP operating income (loss)	2,360	3.8%	(1,554)	(2.9)%	4,748	2.7%	1,459	0.8%

GAAP income tax provision (benefit)	$598	1.0%	$(6,777)	(12.5)%	$2,439	1.4%	$(6,955)	(3.9)%
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		1,646
Release of valuation allowance	—		7,054		—		7,054

	Three Months Ended				Nine Months Ended
	April 3, 2020	% of Revenue	March 29, 2019	% of Revenue	April 3, 2020	% of Revenue	March 29, 2019	% of Revenue
	(In thousands, except percentages and per share amounts)
Adjustment to reflect pro forma tax rate	(298)		23		(1,539)		(845)
Non-GAAP income tax provision	300	0.5%	300	0.6%	900	0.5%	900	0.5%

GAAP net income (loss)	$731	1.2%	$4,339	8.0%	$(886)	(0.5)%	$5,899	3.3%
Share-based compensation	507		458		1,315		1,396
Strategic alternative costs	—		491		—		491
Restructuring charges	617		—		2,175		796
WTM inventory write-down recovery	—		—		—		(90)
Release of valuation allowance	—		(7,054)		—		(7,054)
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		(1,646)
Adjustment to reflect pro forma tax rate	298		(23)		1,539		845
Non-GAAP net income (loss)	$2,153	3.5%	$(1,789)	(3.3)%	$4,143	2.4%	$637	0.4%

Diluted net income (loss) per share:
GAAP	$0.13		$0.78		$(0.16)		$1.05
Non-GAAP	$0.39		$(0.33)		$0.76		$0.11

Shares used in computing diluted net income (loss) per share
GAAP	5,457		5,577		5,390		5,634
Non-GAAP	5,457		5,379		5,478		5,634

Adjusted EBITDA:
GAAP net income (loss)	$731	1.2%	$4,339	8.0%	$(886)	(0.5)%	$5,899	3.3%
Depreciation and amortization of property, plant and equipment	1,111		1,024		3,226		3,408
Interest income, net	(93)		(66)		(295)		(79)
Share-based compensation	507		458		1,315		1,396
Strategic alternative costs	—		491		—		491
Restructuring charges	617		—		2,175		796
WTM inventory write-down recovery	—		—		—		(90)
Provision for (benefit from) for income taxes	598		(6,777)		2,439		(6,955)
Adjusted EBITDA	$3,471	5.7%	$(531)	(1.0)%	$7,974	4.5%	$4,866	2.7%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income (loss) excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income (loss). We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2020 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2020	March 29, 2019	April 3, 2020	March 29, 2019
	(In thousands)
North America	$37,250	$28,581	$113,489	$93,660
International:
Africa and the Middle East	9,230	11,079	28,679	39,058
Europe and Russia	1,903	3,326	7,728	10,271
Latin America and Asia Pacific	12,996	11,051	26,094	36,640
	24,129	25,456	62,501	85,969
Total revenue	$61,379	$54,037	$175,990	$179,629